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                                                                   EXHIBIT 10.15

                          PERSONAL SERVICE AGREEMENT
                          --------------------------


     This PERSONAL SERVICE AGREEMENT (the "Agreement") is made and entered into as of the 22nd day of August, 1997 by and between JUST FOR FEET, INC., an Alabama corporation (the "Company") and BART STARR, SR. ("Starr").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Company and Starr previously entered into that certain Personal Service Agreement dated August 17, 1994 (the "Original Agreement") and now desire to terminate such Original Agreement and enter into this Agreement to utilize the services of Starr with respect to certain public relations and advertising efforts of the Company;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Termination of Original Agreement. The Company and Starr hereby
          ---------------------------------
terminate the Original Agreement, which shall be of no further force or effect whatsoever.

     2.   Personal Appearances. Starr agrees that during the term of this
          --------------------
Agreement, he will make approximately ten (10) to twelve (12) personal appearances annually on behalf of the Company. For purposes of this Agreement, "personal appearances" shall include attendance at new store grand openings and other store promotional events as shall be agreed upon by the Company and Starr for the purpose of greeting visitors and customers and providing autographs. The Company and Starr shall cooperate in the coordination of personal appearances hereunder, including the selection of events, the timing of Starr's participation and other matters. The Company shall promptly reimburse Starr for all reasonable out of pocket expenses incurred by him in connection with personal appearances hereunder, including expenses for travel, lodging, meals and rental cars, upon presentation of receipts or vouchers for such expenses.

     3.   Company "Spokesman" Services. Starr shall also provide services under
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this Agreement by participating as "spokesman" for the Company in print or televised advertisements on such occasions as shall be mutually agreed upon between the Company and Starr.

     4.   Grant of Stock Options. In consideration of the services to be
          ----------------------
rendered by Starr hereunder, the Company shall grant to Starr, as of the date hereof, a Non-Qualified Stock Option pursuant to the Company's 1997 Employee Incentive Plan, to purchase 100,000 shares of the Company's Common Stock at an exercise price of $12.78 per share. Such stock option shall vest immediately as to 20,000 shares, and, subject to this Agreement being renewed pursuant to Paragraph 5 hereof and being in full force and effect on such vesting date and subject to Starr fulfilling his obligations hereunder, the remainder to vest in increments of 16,000 shares on each of August 22, 1998, 1999, 2000, 2001 and 2002. Such stock option shall be represented by a Non-Qualified Stock Option Agreement executed by the Company and Starr which shall contain other terms and conditions customary to non-qualified stock options granted under the Company's 1997 Employee Incentive Plan.

     5.   Term. This Agreement shall have an initial term of one year and shall
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renew automatically for successive periods of one year each in the absence of written notice by either party to the other of the intention to terminate, such notice to be given no less than thirty (30) days prior to the end of the then-current period.
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     6.   Independent Contractor. In connection with all services to be provided
          ----------------------
hereunder, Starr shall act as an independent contractor and not as an employee of the Company.

     7.   Entire Agreement. This Agreement reflects the entire agreement between
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the parties with respect to the subject matter covered and supersedes and replaces any and all prior agreements with respect to said subject matter.

     8.   Governing Law. The terms of this Agreement shall be governed by the
          -------------
laws of the State of Alabama.

     IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the date set forth above.

                                    "COMPANY"

                                    JUST FOR FEET, INC.

                                    By: /s/ Harold Ruttenberg
                                       ----------------------
                                       Harold Ruttenberg
                                       Chairman, President and Chief Executive
                                       Officer



                                    "STARR"



                                    /s/ Bart Starr, Sr.
                                    --------------------
                                    BART STARR, SR.

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